UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 22, 2008

Matech Corp. (Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation	33-23617 (Commission File Number)	95-4622822 (IRS Employer Identification No.)

11661 San Vicente Boulevard, Suite 707 Los Angeles, California (Address of principal executive offices)	90049 (Zip Code)

(310) 208-5589 Registrant's telephone number, including area code

N/A (Former name or former address, if changed since last report)

Section 1 - Registrant’s Business and Operations
Item 1.01  Entry into a Material Definitive Agreement.

On October 9, 2008, Matech Corp. (the “Company”) agreed to a settlement with GEM Advisors, Inc. (“GEM”) on the record of the court (the “Settlement”).  The Settlement provides that, in exchange for GEM’s agreement to dismiss its lawsuit against the Company and our Chief Executive Officer Robert M. Bernstein, the Company shall pay GEM the total sum of $250,000 as follows: (1) the Company shall pay GEM $15,000 by November 30, 2008; (2) each month thereafter, the Company shall pay GEM $5,000 no later than the last day of the month; and (3) the Company shall pay GEM a percentage of any net funds received by the Company for any equity or debt instrument sold, including any funds received from Robert M. Bernstein from the sale of his stock, to reduce the $250,000 Settlement amount, as follows: (i) 5% up to the first $2,000,000 received, (ii) 4% for amounts received between $2,000,001 to $4,000,000, and (iii) 3% of all amount received over $4,000,000.

There is no material relationship between the Company or its affiliates and any of the parties, other than with respect to the Settlement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 21, 2008	MATECH CORP., a Delaware corporation

/s/ Robert M. Bernstein
By: Robert M. Bernstein
Its: Chief Executive Officer